Exhibit 99.1

GEN Restaurant Group Appoints Luke A. Hewko as Chief Financial Officer to Accelerate CPG and Multi-Channel Growth

Planned CFO succession brings a CPA and operator who built a direct-to-consumer business from the ground up and led a fintech platform through its sale to a Nasdaq-listed buyer, positioning GEN’s finance organization for expansion across CPG, retail, and online

CERRITOS, Calif., June 3, 2026: GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner and operator of GEN Korean BBQ, today announced the appointment of Luke A. Hewko, CPA, as Chief Financial Officer, principal financial officer, and principal accounting officer, effective June 1, 2026. Mr. Hewko succeeds Thomas V. Croal, who is retiring following a planned CFO succession process.

“This was a planned leadership transition, and we are grateful to Tom for his service, leadership, and partnership,” said David Kim, Chairman and Chief Executive Officer of GEN. “Luke is exactly the finance leader we wanted for GEN’s next chapter. He built a direct-to-consumer e-commerce business from the ground up into the foundation for a platform that grew to more than $100 million in annual revenue, then built a finance organization and led it through a successful sale to a Nasdaq-listed buyer. His consumer scale-up experience is precisely what we need as we expand GEN’s opportunity across retail and online channels.”

Mr. Hewko joins at a pivotal moment. As GEN extends its brand beyond the dining room into consumer packaged goods, retail, and online commerce, his appointment brings the finance leadership the Company needs to build the systems, reporting, inventory controls, and margin visibility that scalable, multi-channel growth requires. As part of this next chapter, GEN expects to continue building out its leadership team, including hiring additional executives to lead and scale its consumer packaged goods (CPG) division.

Mr. Hewko most recently served as Chief Financial Officer of Westcliff Technologies, Inc., where he built the finance function from inception into a platform with five completed GAAP audits and led the company through the sale of its assets to Bitcoin Depot Inc. He expanded operating margins through cost discipline and operational improvements, while overseeing financial reporting, treasury, tax, strategic finance, and investor communications.

That experience traces back to Haas Automation, Inc., where he created the company’s e-commerce business and its financial and operational backbone. He led cross-functional buildout across finance, operations, and systems, designed an ASC 606-compliant revenue recognition framework, architected the general ledger and reporting, and stood up scalable infrastructure across inventory, payments, and tax. It is the same playbook GEN intends to run as it brings products to retail shelves and directly to consumers online.

“GEN is a powerful brand with a clear opportunity to reach guests wherever they are: in our restaurants, on retail shelves, and online,” said Mr. Hewko. “Scaling a CPG and direct-to-consumer business comes down to the financial foundation. Revenue recognition, inventory discipline, tax compliance, payment flows, margin analytics, forecasting, and KPI reporting all have to work together. I have built that foundation before, and I am excited to bring that builder’s mindset to GEN’s next stage of growth.”

Exhibit 99.1

Mr. Hewko began his career at Ernst & Young LLP. He holds a Master of Science in Accounting and a Bachelor of Science in Accounting, cum laude, from Pepperdine University, and is a Certified Public Accountant licensed in California.

.

About GEN Restaurant Group, Inc.

GEN Restaurant Group, Inc. (Nasdaq: GENK) owns and operates GEN Korean BBQ, a full-service Korean BBQ dining concept. The Company is focused on delivering a differentiated guest experience across its restaurant platform while pursuing opportunities to extend the GEN brand across consumer packaged goods, retail, and digital channels.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, including expectations relating to the Company’s CPG division, any statements regarding the amount or timing of future revenue or revenue growth, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.